EXECUTION COPY

FIFTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This FIFTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 14, 2014, is entered into by and among the following parties:

(i)	MOOG RECEIVABLES LLC, a Delaware limited liability company, as Seller;

(i)	MOOG INC., an New York corporation, as Servicer;

(ii)	PNC BANK, NATIONAL ASSOCIATION, as Administrator; and

(iii)	PNC BANK, NATIONAL ASSOCIATION, as the Issuer.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
The parties hereto have entered into a Receivables Purchase Agreement, dated as of March 5, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”) and desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    The definition of “Concentration Percentage” set forth in Exhibit I to the Receivables Purchase Agreement is amended by replacing the percentage “25%” where it appears therein with the percentage “30%”.
(b)    The definition of “Excess Concentration” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:
“Excess Concentration” means, without duplication, the sum of the following amounts:
(i)    the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor, multiplied by (b) the Adjusted Aggregate Eligible Outstanding Balance;
(ii)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are the

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United States federal government or a United States federal governmental subdivision, affiliate or agency, exceeds 20.0% (or, if the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, 15.0%) of the Adjusted Aggregate Eligible Outstanding Balance;
(iii)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the stated maturity of which is more than ninety days after the original invoice date thereof, exceeds 2.5% of the Adjusted Aggregate Eligible Outstanding Balance;
(iv)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are residents of countries other than the United States of America, exceeds 40.0% (or, if the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, 30.0%) of the Adjusted Aggregate Eligible Outstanding Balance;
(v)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are Eligible A-Rated Foreign Obligors, exceeds 20.0% (or, if the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, 10.0%) of the Adjusted Aggregate Eligible Outstanding Balance;
(vi)    the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are Eligible BBB--Rated Foreign Obligors, exceeds 5.0% (or, if the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, 0.0%) of the Adjusted Aggregate Eligible Outstanding Balance;
(vii)    the aggregate of the amounts calculated for each country (other than the United States of America) in which Obligors of Pool Receivables are residents equal to the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool related to Obligors that reside in any country set forth in the table below exceeds an amount equal to the applicable percentage for such country set forth in the table below, multiplied by the Adjusted Aggregate Eligible Outstanding Balance;

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Country	Permitted Concentration Percentage
	If the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then “B” or better by Standard & Poor’s or “B2” or better by Moody’s	If the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or less than “B2” by Moody’s
Canada	20.0%	15.0%
France	10.0%	5.0%
Germany	10.0%	5.0%
Any country other than the foregoing	5.0%	5.0%

provided, however, that the Administrator shall have the right, upon 10 days’ prior notice to the Seller and Servicer, to reduce (including to zero), in its sole discretion, the percentages used to determine the excess concentrations in clauses (ii) through (vii) above.
(c)    The definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is amended by replacing the date “March 3, 2014” where it appears therein with the date “February 13, 2015”.
(d)    The following defined term “Eligible BBB--Rated Foreign Obligor” and definition thereof are added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:
“Eligible BBB--Rated Foreign Obligor” means an Obligor that is a resident of a country (other than the United States or Canada), which country has a sovereign debt rating of less than “A” by Standard & Poor’s or “A2” by Moody’s but at least “BBB-“ by Standard & Poor’s and “Baa3” by Moody’s.
(e)    Section 1 of Exhibit IV to the Receivables Purchase Agreement is amended by inserting the following new clause (v) thereto immediately following the existing clause (u) thereof:
(v)    Minimum Capital Requirement. The Seller will at all times prior to the Facility Termination Date maintain a minimum level of Capital in an amount equal to the lesser of: (i) 80% of the Purchase Limit at such time and (ii) 100% of (a) the Net Receivables Pool Balance at such time minus (b) the Total Reserves at such time.
SECTION 2.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator and to the Issuer, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

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(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of this Amendment (whether by facsimile or otherwise), executed by each of the parties hereto.
SECTION 5.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 6.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Purchase Agreement.
SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

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SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
SECTION 10.    Reaffirmation of Performance Guaranty. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Moog hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

MOOG RECEIVABLES LLC,
as Seller

By:	/s/ John P. McGrath
Name:	John P. McGrath
Title:	Treasurer and Asst. Secretary & Director

MOOG INC.,
individually and as Servicer

By:	/s/ John P. McGrath
Name:	John P. McGrath
Title:	Assistant Treasurer

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Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

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Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as the Issuer

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

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Receivables Purchase Agreement
(Moog Receivables LLC)